State of California

                               SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

     IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of June 09, 2000

                                                     /s/ Bill Jones
                                                     ------------------
                                                     Bill Jones
                                                     Secretary of State

                           ARTICLES OF INCORPORATION

                                       OF

                          COAST RECYCLING NORTH, INC.

                                       I.

     The name of the corporation is Coast Recycling North, Inc.

                                      II.

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

     The name and address in this state of the corporation's initial agent for service of process is: Mary Elizabeth Collins, Esq., 1150 Osos Street, Suite 203, San Luis Obispo, California 93401.

                                      IV.

     The corporation is authorized to issue 10,000 shares of common stock of one class.

                                       V.

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation or its shareholders. The corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317, as amended.

     Any repeal or modification of the foregoing provisions of this Article V by the shareholders of the corporation shall not adversely affect any right or protection of an agent of the corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation, this 13th day of October, 1989.

                                                     /s/ Mary Elizabeth Collins
                                                     ---------------------------
                                                     Mary Elizabeth Collins

                     COAST RECYCLING AND ENTERPRISES, INC.
                                340 BUCKLEY ROAD
                           SAN LUIS OBISPO, CA 93401


October 13, 1989


Coast Recycling North, Inc.
c/o Ellis & Collins
1150 Osos, Ste. 203
San Luis Obispo, CA 93401

Gentlemen:

This letter is permission by the undersigned corporation to utilize the name "Coast Recycling North, Inc." for your corporate name.

                                             Coast Recycling & Enterprises, Inc.

                                             By:  /s/ Brian Touey
                                                  --------------------
                                                  Brian Touey, President

                              AGREEMENT OF MERGER
                                       OF
                           PURE TECH SUBSIDIARY CORP.
                                      INTO
                          COAST RECYCLING NORTH, INC.

     The following Agreement is entered into in accordance with Section 1101 of the California General Corporation Law:

     FIRST: The name of the surviving corporation, incorporated under the laws of the State of California, is:

                          COAST RECYCLING NORTH, INC.

     SECOND: The name of the Non-Surviving corporation is PURE TECH SUBSIDIARY CORP.; it is incorporated under the laws of the State of California.

     THIRD: The terms and conditions of said merger and the mode of carrying same into effect are as follows:

          Each of the 100 issued and outstanding shares of Common Stock of Pure Tech Subsidiary Corp. shall be converted into .8634 share of Common Stock of Coast Recycling North, Inc.

          Each of the 86.34 outstanding shares of Coast Recycling North, Inc. outstanding prior to the merger shall be converted into the right to receive an aggregate of 851.91 shares of validly issued, fully paid and nonassessable shares of shares of common stock, $.05 par value per share, of Pure Tech International, Inc., a Delaware corporation and the parent corporation of Pure Tech Subsidiary Corp.

     FOURTH: The amendments to the Articles of Incorporation of the Surviving California Corporation to be effected by this merger are as follows:

          Coast Recycling North, Inc. hereby changes the number of shares it is authorized to issue by eliminating 9,900 unissued shares, and to that end amends Article IV to read as follows:

                                      IV.

     "The number of shares which the Corporation shall have authority to issue is 100 shares of Common Stock."

     FIFTH: The manner of converting the shares of each Non-Surviving corporation into shares or other securities of the Surviving corporation is as follows:

          Each of the 100 issued and outstanding shares of Common Stock of Pure Tech Subsidiary Corp. shall be converted into .8634 share of Common Stock of Coast Recycling North, Inc.

          Each of the 86.34 outstanding shares of Coast Recycling North, Inc. outstanding prior to the merger shall be converted into the right to receive an aggregate of 851.91 shares of validly issued, fully paid and nonassessable shares of shares of common stock, $.05 par value per share, of Pure Tech International, Inc., a Delaware corporation and the parent corporation of Pure Tech Subsidiary Corp.

         IN WITNESS WHEREOF, we hereto sign this Agreement this 8th day of February, 1994.

                                    COAST RECYCLING NORTH, INC.

                                    By:  /s/ Winn Schey
                                         --------------------------------
                                         Winn Schey, President

                                         /s/ Brian Touey
                                         --------------------------------
                                         Brian Touey, Assistant Secretary

                                    PURE TECH SUBSIDIARY CORP.

                                    By:  /s/ Joseph Mastroianni
                                         --------------------------------
                                         Joseph Mastroianni, President

                                         /s/ Paul Litwinczuk
                                         --------------------------------
                                         Paul Litwinczuk, Assistant Secretary

                            CERTIFICATE OF APPROVAL

                                       OF

                              AGREEMENT OF MERGER

Joseph Mastroianni, President, and Paul Litwinczuk, Assistant Secretary certify that:

1. They are the President and Assistant Secretary, respectively, of Pure Tech Subsidiary Corp., a California corporation.

2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is 100.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: February 8, 1994

                                         /s/ Joseph Mastroianni
                                         --------------------------------
                                         Joseph Mastroianni, President

                                         /s/ Paul Litwinczuk
                                         --------------------------------
                                         Paul Litwinczuk, Assistant Secretary

                            CERTIFICATE OF APPROVAL

                                       OF

                               APPROVAL OF MERGER

Winn Schey, President, and Brian Touey, Assistant Secretary, certify that:

1. They are the President and Assistant Secretary, respectively, of Coast Recycling North, Inc., a California corporation.

2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is 86.34.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: February 8, 1994

                                         /s/ Winn Schey
                                         --------------------------------
                                         Winn Schey, President

                                         /s/ Brian Touey
                                         --------------------------------
                                         Brian Touey, Assistant Secretary